Exhibit 1.10

BY-LAWS

OF

BUHRMANN SWAPS, INC.
(herein called the “Corporation”)

ARTICLE I.

STOCKHOLDERS

Section 1.01              Annual Meeting.  The Board of Directors by resolution shall designate the time, place and date (which shall be, in the case of the first annual meeting, not more than thirteen (13) months after the organization of the Corporation and, in the case of all other annual meetings, not more than thirteen (13) months after the date of the last annual meeting) of the annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before it.

Section 1.02              Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or any Vice President or by resolution of the Board of Directors.  Special meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

Section 1.03              Notice of Meetings of Stockholders.  Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given (unless that notice shall be waived or unless the meeting is to be dispensed with in accordance Section 1.09 hereof) which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.04              Quorum.  At all meetings of the stockholders, the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, the Corporation may transact any business which might have been transacted at the original meeting had a quorum been there present.

Section 1.05              Method of Voting.  The vote upon any question before the meeting need not be by ballot.  All elections and all other questions shall be decided by a plurality of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation.

Section 1.06              Voting Rights of Stockholders and Proxies.  Each stockholder of record entitled to vote in accordance with the laws of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-laws, shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Corporation, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 1.07              Ownership of its Own Stock.  Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Nothing in this Section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.08              Fixing Date for Determination of Stockholders of Record.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If the Board of Directors fixes no record date, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware.

Section 1.09              Consent in Lieu of Meeting.  Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, or these By-laws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held.  Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of that paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

ARTICLE II.

DIRECTORS

Section 2.01              Management of Business.  Its Board of Directors shall manage the business of the Corporation.  The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the statutes of the State of Delaware, by the Certificate of Incorporation of the Corporation or by these By-laws.

Without prejudice to the generality of the foregoing, the Board of Directors, by resolution or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors.  The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.  In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.  In case the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof.  In case the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153 of the General Corporation Law of the State of Delaware.

Section 2.02              Qualifications and Number of Directors.  Directors need not be stockholders.  The number of directors which shall constitute the whole Board of Directors shall be one (1), but this number may be increased and subsequently again from time to time increased or decreased by an amendment to these By-laws, but in no case shall the number be less than one (1).

Section 2.03              Election and Term.  The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

Section 2.04              Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Corporation.  Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the

Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05              Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, by a sole remaining director or by the stockholders of the Corporation, and the director or directors so chosen shall hold office until their respective successors shall be elected and qualified, or until their earlier resignation or removal.  When one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 2.06              Quorum of Directors.  At all meetings of the Board of Directors, a majority of the directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Sections 2.05 and 2.10 hereof

Section 2.07              Annual Meeting.  The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

Section 2.08              Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

Section 2.09              Special Meetings.  Special meetings may be called at any time by the President, any Vice President or the Secretary or by resolution of the Board of Directors.  Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.  Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting.  Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

Section 2.10              Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.11              Compensation.  Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board of Directors and/or such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III.

OFFICERS

Section 3.01              Number.  The Board of Directors shall choose the officers of the Corporation.  The officers shall be a President, a Secretary and a Treasurer, and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine.  The Board of Directors may choose such other agents, as it shall deem necessary.  The same person may hold any number of offices.

Section 3.02              Terms of Office.  Each officer shall hold his office until his successor is chosen and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.

Section 3.03              Removal.  The Board of Directors may remove any officer from office at any time with or without cause.

Section 3.04              Authority.  The Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors or the President.  The other officers, and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors.

ARTICLE IV.

CAPITAL STOCK

Section 4.01              Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 4.02              Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware.

Section 4.03              Registered Holders.  Prior to due presentment for registration of transfer of any security of the Corporation in registered form, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Corporation shall have notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.04              New Certificates.  The Corporation shall issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner:  (i) so requests before the Corporation has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (iii) satisfies any other requirements imposed by the directors that are reasonable under the circumstances.  A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

ARTICLE V.

INDEMNIFICATION

Section 5.01              The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

ARTICLE VI.

MISCELLANEOUS

Section 6.01              Offices.  The registered office of the Corporation in the State of Delaware shall be at 9 East Loockerman Street, Dover, Delaware 19901.  The Corporation may also have offices at other places within and/or without the State of Delaware.

Section 6.02              Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

Section 6.03              Checks.  All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

Section 6.04              Fiscal Year.  The fiscal year shall begin the first day of January in each year and shall end on the thirty-first day of December of such year.

Section 6.05              Waivers of Notice; Dispensing with Notice.  Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-laws, to any person with whom communication is made unlawful by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-laws.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of Title 8 of the Delaware Code, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 6.06              Amendment of By-laws.  These By-laws may be altered, amended or repealed at any meeting of the Board of Directors.

Section 6.07              Section Headings and Statutory References.  The headings of the Articles and Sections of these By-laws, have been inserted for convenience of reference only and shall not be deemed to be a part of these By-laws.